                                                        Exhibit (11)(d)

                   CONSENT OF INDEPENDENT ACCOUNTANTS
                   ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 7, 2001, relating to the financial statements and financial highlights which appear in the October 31, 2001 Annual Report to Shareholders of State Street Research Legacy
Fund (a series of State Street Research Securities Trust), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts

February 26, 2002